UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(D)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 29, 2025

FS Credit Real Estate Income Trust, Inc.

(Exact name of Registrant as specified in its charter)

Maryland	000-56163	81-4446064
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3025 JFK Boulevard, Suite 500 Philadelphia, Pennsylvania (Address of principal executive offices)	19104 (Zip Code)

Registrant’s telephone number, including area code: (215) 495-1150

201 Rouse Boulevard

 Philadelphia, Pennsylvania 19112

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

On December 29, 2025, FS CREIT Finance NTX-1 LLC (“NTX-1”), an indirect wholly-owned special-purpose financing subsidiary of FS Credit Real Estate Income Trust, Inc. (“FSCREIT”), entered into a Third Amendment to Master Repurchase and Securities Contract Agreement (the “Repurchase Agreement,” and, together with related documents, the “NTX-1 Facility”) with Natixis, New York Branch (“Natixis”), as buyer. The NTX-1 Facility provides for, among other things, (i) an increase of the maximum facility amount to $200,000,000, with an option to increase up to $400,000,000, (ii) an extension of the reinvestment period to December 29, 2027 and (iii) an extension of the facility termination date to December 29, 2029. In connection with the Repurchase Agreement, FSCREIT reaffirmed its guarantee.

The material terms of the agreements described above are qualified in their entirety by the agreement attached as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01    Exhibits.

Exhibit No.	Description
2.1	Third Amendment to Master Repurchase Agreement and Securities Contract, dated December 29, 2025, by and among FS CREIT Finance NTX-1 LLC, FS Credit Real Estate Income Trust, Inc., and Natixis, New York Branch.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS Credit Real Estate Income Trust, Inc.

Date: January 5, 2026	By:	/s/Stephen S. Sypherd
Stephen S. Sypherd
Vice President, Treasurer & Secretary